UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On January 12, 2016, the Chairman and Chief Executive Officer of BIO-key International, Inc. (the “Company”) issued a letter to the Company’s shareholders.   The letter provides certain operational highlights regarding the Company as well as information regarding the Company’s anticipated financial results for the fourth quarter of 2015. In the letter, the Company also referenced the special meeting of shareholders that it will be holding on January 27, 2016, at which meeting shareholders may consider and vote upon proposals to amend the Company’s Certificate of Incorporation to effect a reverse split and to approve the Company’s 2015 Equity Incentive Plan. A copy of the letter issued by the Company on January 12, 2016 is included as Exhibit 99.1 and incorporated by reference herein.

 Additional Information and Where to Find It

This report may be deemed solicitation material in respect of the proposals to be acted upon at the special meeting.  In connection with the proposals, the Company filed a preliminary proxy statement and definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  The Company will furnish the definitive proxy statement and other relevant documents to the Company’s shareholders.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS.  The Company’s shareholders may obtain a free copy of the proxy statement and other relevant documents at the SEC’s website at www.sec.gov or by directing a request to: BIO-key International, Inc., 3349 Highway 138, Building A, Suite E, Wall, NJ 07719.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposals to be acted upon at the annual meeting.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposals can be found in the definitive proxy statement relating to the annual meeting.  Shareholders of the Company can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s other filings with the SEC.

Forward-Looking Statements

This report contains forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1

Shareholder letter, dated January 12, 2016, issued by the Chairman and CEO of BIO-key International (incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed with the SEC on January 12, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: January 12, 2016
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer